Exhibit 99.1

Farmer Bros. Co. Reports Fiscal First Quarter 2023 Financial Results

NORTHLAKE, Texas, November 3, 2022 (GLOBE NEWSWIRE) - Farmer Bros. Co. (NASDAQ: FARM) (the “Company”) today reported financial results for its first fiscal quarter ended September 30, 2022.
First Quarter Fiscal 2023 Highlights:
•Net sales were $121.4 million, an increase of $13.0 million, or 12.0%, from the prior year period
•Gross margin in the period was 22% compared to 29% in the prior year period,
•Net loss was $7.4 million compared to a net loss of $2.4 million in the prior year period
•Adjusted EBITDA loss of $4.9 million compared to adjusted EBITDA income of $3.5 million in the prior year period
•As of September 30, 2022, total debt outstanding was $114.0 million and cash and equivalents were $7.6 million
(*Adjusted EBITDA, a non-GAAP financial measure, is reconciled to its corresponding GAAP measure at the end of this press release.)

Deverl Maserang, Chief Executive Officer, commented, “Sales momentum continued in our fiscal first quarter, with revenue up 12% year-over-year despite a worsening economic backdrop,” said Deverl Maserang, Chief Executive Officer. “Profitability levels reflect an unusual combination of pricing-related, seasonal and inflationary pressures on our sales and gross margins, a number of which are short-term in nature and beginning to reverse in the current second fiscal quarter, with substantial margin recovery already underway.”

“As we navigate the current headwinds, we continue to make good progress on our growth strategy, including delivering new customer wins and renewals, executing on our alternative beverage platform with key new partnerships and building momentum with our espresso programs at Revive. While we are mindful of the highly uncertain macroeconomic environment and are managing spending and our balance sheet carefully, our streamlined operating platform combined with multiple growth opportunities in a normalizing post-COVID business environment position Farmer to rebuild performance momentum looking ahead.”

First Quarter Fiscal 2022 Results:
Selected Financial Data
The selected financial data presented below under the captions “Income statement data,” “Operating data” and “Other data” summarizes certain performance measures for the three months ended September 30, 2022 and 2021 (unaudited).

	Three Months Ended September 30,
(In thousands, except per share data)	2022	2021
Income statement data:
Net sales	$121,380	$108,362
Gross margin	21.9%	29.0%
Loss from operations	$(4,298)	$(1,780)
Net loss	$(7,374)	$(2,424)
Net loss available to common stockholders per common share—diluted	$(0.39)	$(0.14)

Operating data:
Total Green Coffee pounds sold	17,387	19,876
EBITDA (1)	$1,796	$6,089
EBITDA Margin (1)	1.5%	5.6%
Adjusted EBITDA (1)	$(4,873)	$3,489
Adjusted EBITDA Margin (1)	(4.0)%	3.2%

Other data:
Capital expenditures related to maintenance	$2,846	$2,243
Total capital expenditures	2,988	2,542
Depreciation & amortization expense	5,652	6,279

(1) EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.

Net sales in the first quarter of fiscal 2023 were $121.4 million, an increase of $13.0 million, or 12%, from the prior year period. The increase in net sales primarily reflects increased customer pricing on both our DSD and Direct Ship network, partially offset by lower volume compared to prior year.
Gross profit decreased to $26.6 million for the three months ended September 30, 2022, compared to $31.5 million for the three months ended September 30, 2021. Gross margin decreased to 21.9% for the three months ended September 30, 2022 from 29.0% for the three months ended September 30, 2021. The decrease in gross profit was primarily due to higher product costs and an increase in underlying commodities pricing compared to the same period in the prior fiscal year.
In the three months ended September 30, 2022, operating expenses decreased $2.3 million to $30.9 million, or 26% of net sales, from $33.2 million, or 31% of net sales in the prior year period. This decrease was due to a $1.6 million increase in selling expenses, a $1.3 million decrease in general and administrative expenses, offset by $2.6 million increase in net gains from the sales of assets due to the sale of branch properties during the three months ended September 30, 2022. The increase in selling expenses during the three months ended September 30, 2022 was primarily due to an increase in payroll related costs and facility related costs. The decrease in general and administrative expenses during the three months ended September 30, 2022 was primarily due to a $1.9 million gain as a result of the settlement related to the Boyd’s acquisition which included the cancellation of preferred shares and settlement of liabilities, partially offset by an increase in contract services.
Interest expense in the first quarter of fiscal 2023 increased $1.6 million to $4.6 million from $3.0 million in the prior year period. The increase in interest expense was principally due to the term loan refinancing which was executed during the three months ended September 30, 2022 .
Other, net in the three months ended September 30, 2022 decreased by $0.8 million to income of $1.6 million compared to income of $2.4 million in the prior year period. The decrease was primarily a result of lower mark-to-market net gains on coffee-related derivative instruments not designated as accounting hedges.
Tax expense in the three months ended September 30, 2022 was $43.0 thousand compared to $62.0 thousand in the three months ended September 30, 2021.
As a result of the foregoing factors, net loss was $7.4 million in the first quarter of fiscal 2023 as compared to a net loss of $2.4 million in the prior year period.
Our capital expenditures for the three months ended September 30, 2022 were $3.0 million, a increase of $0.4 million compared to the prior year period. This was primarily due to higher CBE related capital spend compared to the prior year period.
As of September 30, 2022, the outstanding principal on our Revolver and Term Loan Credit Facilities was $114.0 million, an increase of $5.4 million from June 30, 2022. Our cash balance decreased by $2.2 million, from $9.8 million as of June 30, 2022, to $7.6 million as of September 30, 2022. The net reduction in our liquidity during the quarter was due to the continued impact of higher product and operating costs. These uses of cash were partially offset by cash proceeds from the sale of branch properties during the three months ended September 30, 2022.
Non-GAAP Financial Measures:
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Non-GAAP Financial Measures section on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures.
Adjusted EBITDA loss was $4.9 million in the first quarter of fiscal 2023, as compared to income of $3.5 million in the prior year period, and Adjusted EBITDA Margin was (4.0)% in the first quarter of fiscal 2023, as compared to 3.2% in the prior year period.
About Farmer Bros. Co.
Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant, department and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.
Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of $469.2 million in fiscal 2022. The Company’s primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, China Mist® and Boyds®.

Investor Conference Call
The Company will host an audio-only investor conference call today, November 3, 2022, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review the Company’s financial results for the first quarter ended September 30, 2022. The Company’s earnings press release will be available on the Company’s website at www.farmerbros.com under “Investor Relations.”
The call will be open to all interested investors through a live audio web broadcast via the Internet at https://edge.media-server.com/mmc/p/wxx2skrz and at the Company’s website www.farmerbros.com under “Investor Relations.” The call also will be available by phone to investors and analysts through pre-registration. Callers who pre-register will be given dial-in details and a unique PIN via email to gain immediate access to the call and bypass the live operator. To pre-register, please go here.
The audio-only webcast will be archived for at least 30 days on the Investor Relations section of the Farmer Bros. Co. website, and will be available approximately two hours after the end of the live webcast.
Forward-Looking Statements
This press release and other documents we file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on September 2, 2022 (the “2022 Form 10-K”) and our subsequent filings with the SEC, as well as other factors described from time to time in our filings with the SEC.
Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, duration of the disruption to our business and customers from the COVID-19 pandemic and severe winter weather, levels of consumer confidence in national and local economic business conditions, the duration and magnitude of the pandemic’s impact on unemployment rates, the success of our strategy to recover from the effects of the pandemic, the success of our turnaround strategy, the execution of our five strategic initiatives, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in our performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success in retaining and/or attracting qualified employees, our success in adapting to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price and interest rate risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks, uncertainties and assumptions described from time to time in our filings with the SEC.
Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2022	2021
Net sales	$121,380	$108,362
Cost of goods sold	94,783	76,908
Gross profit	26,597	31,454
Selling expenses	27,590	26,009
General and administrative expenses	10,487	11,807
Net gains from sales of assets	(7,182)	(4,582)
Operating expenses	30,895	33,234
Loss from operations	(4,298)	(1,780)
Other (expense) income:
Interest expense	(4,641)	(3,026)
Other, net	1,608	2,444
Total other income (expense)	(3,033)	(582)
Loss before taxes	(7,331)	(2,362)
Income tax expense	43	62
Net loss	$(7,374)	$(2,424)
Less: Cumulative preferred dividends, undeclared and unpaid	—	147
Net loss available to common stock holders	$(7,374)	$(2,571)
Net loss available to common stockholders per common share—basic	$(0.39)	$(0.14)
Net loss available to common stockholders per common share—diluted	$(0.39)	$(0.14)
Weighted average common shares outstanding—basic	18,948,453	17,969,694
Weighted average common shares outstanding—diluted	18,948,453	17,969,694

FARMER BROS. CO.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	September 30,	June 30,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$7,563	$9,819
Restricted cash	175	175
Accounts and notes receivable, net of allowance for credit losses of $190 and $195, respectively	47,316	46,935
Inventories	95,759	99,618
Short-term derivative assets	2,859	3,022
Prepaid expenses	4,480	4,491
Assets held for sale	177	1,032
Total current assets	158,329	165,092
Property, plant and equipment, net	135,741	138,150
Intangible assets, net	15,271	15,863
Other assets	2,821	3,009
Right-of-use operating lease assets	27,116	27,957
Total assets	$339,278	$350,071
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	45,700	52,877
Accrued payroll expenses	14,003	14,761
Right-of-use operating lease liabilities - current	7,756	7,721
Term loan - current	3,133	3,800
Short-term derivative liability	2,455	2,349
Other current liabilities	5,790	6,095
Total current liabilities	78,837	87,603
Long-term borrowings under revolving credit facility	67,000	63,000
Term loan - noncurrent	42,849	40,123
Accrued pension liabilities	28,549	28,540
Accrued postretirement benefits	797	787
Accrued workers’ compensation liabilities	3,169	3,169
Right-of-use operating lease liabilities	19,907	20,762
Other long-term liabilities	1,321	1,339
Total liabilities	$242,429	$245,323
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized; Series A Convertible Participating Cumulative Perpetual Preferred Stock, 21,000 shares authorized; no shares outstanding as of September 30, 2022 and 14,700 shares issued and outstanding as of June 30, 2022; liquidation preference of $17,346 as of June 30, 2022	—	15
Common stock, $1.00 par value, 50,000,000 shares authorized; 19,279,970 and 18,464,966 shares issued and outstanding as of September 30, 2022 and June 30, 2022, respectively	19,281	18,466
Additional paid-in capital	72,193	71,997
Retained earnings	45,327	52,701
Less accumulated other comprehensive loss	(39,952)	(38,431)
Total stockholders’ equity	$96,849	$104,748
Total liabilities and stockholders’ equity	$339,278	$350,071

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Three Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(7,374)	$(2,424)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,652	6,279
Gain on settlement related to Boyd's acquisition	(1,917)	—
Net gains from sales of assets	(7,182)	(4,582)
Net gains on derivatives instruments	(2,011)	(3,192)
ESOP and share-based compensation expense	2,362	1,392
Provision for (recovery of) credit losses	(43)	105
Change in operating assets and liabilities:
Accounts receivable	(339)	(3,160)
Inventories	3,859	(7,753)
Derivative assets, net	1,069	2,946
Other assets	(67)	(19)
Accounts payable	(7,243)	6,863
Accrued expenses and other	(185)	(3,190)
Net cash used in operating activities	(13,419)	(6,735)
Cash flows from investing activities:
Purchases of property, plant and equipment	(2,988)	(2,542)
Proceeds from sales of property, plant and equipment	9,061	7,297
Net cash provided by investing activities	6,073	4,755
Cash flows from financing activities:
Proceeds from Credit Facilities	54,000	2,000
Repayments on Credit Facilities	(48,600)	(4,000)
Payments of finance lease obligations	(48)	(48)
Payment of financing costs	(262)	(221)
Net cash provided by (used in) financing activities	5,090	(2,269)
Net decrease in cash and cash equivalents and restricted cash	(2,256)	(4,249)
Cash and cash equivalents and restricted cash at beginning of period	9,994	10,438
Cash and cash equivalents and restricted cash at end of period	$7,738	$6,189

Non-GAAP Financial Measures
In addition to net loss determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“EBITDA” is defined as net loss excluding the impact of:
•income tax expense;
•interest expense; and
•depreciation and amortization expense.
“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.
“Adjusted EBITDA” is defined as net loss excluding the impact of:
•income tax expense;
•interest expense;
•depreciation and amortization expense;
•ESOP and share-based compensation expense;
•net gains on settlement with Boyd's sellers;
•net gains from sales of assets; and
•severance costs.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
For purposes of calculating EBITDA and EBITDA Margin and Adjusted EBITDA and Adjusted EBITDA Margin, we have not adjusted for the impact of interest expense on our pension and postretirement benefit plans.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets.
We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.
Set forth below is a reconciliation of reported net loss to EBITDA (unaudited) and EBITDA Margin:

	Three Months Ended September 30,
(In thousands)	2022	2021
Net loss, as reported	$(7,374)	$(2,424)
Income tax expense	43	62
Interest expense (1)	3,475	2,172
Depreciation and amortization expense	5,652	6,279
EBITDA	$1,796	$6,089
EBITDA Margin	1.5%	5.6%
____________
(1)Excludes interest expense related to pension plans and postretirement benefits plan.

Set forth below is a reconciliation of reported net loss to Adjusted EBITDA (unaudited) and Adjusted EBITDA Margin:

	Three Months Ended September 30,
(In thousands)	2022	2021
Net loss, as reported	$(7,374)	$(2,424)
Income tax expense	43	62
Interest expense (1)	3,475	2,172
Depreciation and amortization expense	5,652	6,279
ESOP and share-based compensation expense	2,197	1,392
Gain on settlement with Boyd's sellers (2)	(1,918)	—
Net gains from sale of assets	(7,182)	(4,582)
Severance costs	234	590
Adjusted EBITDA	$(4,873)	$3,489
Adjusted EBITDA Margin	(4.0)%	3.2%
________
(1) Excludes interest expense related to pension plans and postretirement benefit plans.
(2) Result of the settlement related to the Boyd’s acquisition which included the cancellation of preferred shares and settlement of liabilities.

Contact:
Ellipsis    IR
Jeff Majtyka
Investor.relations@farmerbros.com
646-776-0886